Exhibit 5.2
KPMG LLP Chartered Accountants PO Box 10426 777 Dunsmuir Street Vancouver BC V7Y 1K3 Canada	Telephone Fax Internet	(604) 691-3000 (604) 691-3031 www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Minefinders Corporation Ltd,

We consent to the use of our reports dated February 25, 2010, with respect to the consolidated balance sheets of Minefinders Corporation Ltd. (the “Company”) as of December 31, 2009 and 2008 and the related consolidated statements of operations and comprehensive loss, shareholders’ equity and cash flows for the years then ended, and the effectiveness of internal control over financial reporting as of December 31, 2009, incorporated by reference in this Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-170839) and to the reference to our firm under the heading “Auditors, Transfer Agent and Registrar” in the prospectus.

/s/ KPMG LLP

Chartered Accountants

Vancouver, Canada
December 9, 2010

KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.